UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2015

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Edward M. Weil, Jr.

On November 20, 2015, the board of directors (the “Board”) of American Realty Capital New York City REIT, Inc. (the “Company”) appointed Edward M. Weil, Jr. to serve as a director and as executive chairman of the Board, effective as of that same date. There are no related party transactions involving Mr. Weil that are reportable under Item 404(a) of Regulation S-K other than through his non-controlling interest in AR Capital, LLC (“ARC”), the parent of the Company’s sponsor. The Company’s transactions with ARC are described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2015.

Resignation of William M. Kahane

On November 20, 2015, in connection with Mr. Weil’s appointment as a director and as executive chairman of the Board, William M. Kahane resigned from his role as a director of the Company. Mr. Kahane did not resign pursuant to any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital New York City REIT, Inc.

Date: November 24, 2015	By:	/s/ Michael A. Happel
Michael A. Happel Chief Executive Officer, President, and Secretary